UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2007
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2131 Palomar Airport Road, Suite 300 Carlsbad, California	92011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 602-8422
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Increase in Size of Board of Directors and Appointment of Additional Directors
     On June 14, 2007, pursuant to its authority under our Certificate of Incorporation, our Board of Directors (the “Board”) approved an increase in the size of our Board from six to eight directors. Following the increase in the size of the Board, the Board elected two new directors, Mr. Beck and Mr. Poyhonen, to fill the newly created vacancies on the Board. Mr. Beck has been appointed to serve as chair of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Poyhonen has been appointed to serve as chair of the Compensation Committee of the Board and as a member of the Audit Committee of the Board.
     Pursuant to the terms of our automatic grant program for our non-employee directors under our 2004 Stock Incentive Plan, each of Mr. Beck and Mr. Poyhonen, in connection with their election to the Board, were granted options to purchase 25,000 shares of our common stock effective as of June 14, 2007. Each such option was issued pursuant to our 2004 Stock Incentive Plan and has an exercise price equal to $5.85. In addition, each such option is immediately exercisable in whole, but the unvested portion thereof is subject to a right of repurchase in favor of the Company. The options vest in equal monthly installments over three years following the date of grant and will be exercisable until ten years following the date of grant or, if earlier, twelve months following the termination of the applicable non-employee director’s service.
     Each of Mr. Beck and Mr. Poyhonen has entered into an indemnification agreement with the Company as described in Item 1.01 of this Form 8-K.
Option Grants to Non-Employee Directors
     On June 14, 2007, the Board approved grants to each director who was appointed on June 14, 2007 to serve on a committee of our Board (collectively, the “Committee Grants”), as described in Item 8.01 of this Form 8-K, in the following amounts:

Position	Options Granted Pursuant to Committee Grants
Audit Committee Chair	5,000
Audit Committee Member	2,500
Compensation Committee Chair	2,500
Compensation Committee Member	1,250
Nominating and Corporate Governance Committee Chair	2,500
Nominating and Corporate Governance Committee Member	1,250

     Each Committee Grant will be effective as of June 15, 2007 and was issued pursuant to our 2004 Stock Incentive Plan. Each Committee Grant will have an exercise price equal to the fair market value of our common stock on the June 15, 2007. In addition, each such Committee Grant will be immediately exercisable in whole, but the unvested portion thereof will be subject to a right of repurchase in favor of the Company. The Committee Grants will vest in one installment on the first trading day in January 2008, assuming the directors receiving such grants continue to serve in their respective committee positions at that time.
Item 8.01. Other Events.
Creation of Board Committees
     On June 14, 2007 the Board approved resolutions creating an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee of the Board and adopted charters for each such committees. The charters are available on the Company’s website at www.ardeabio.com.
     The following individuals were appointed to serve on the Audit Committee: Mr. Beck, as chair, and Mr. Poyhonen and Jack S. Remington, M.D. as members.
     The following individuals were appointed to serve on the Compensation Committee: Mr. Poyhonen, as chair, and Kevin C. Tang and Dr. Remington as members.
     The following individuals were appointed to serve on the Nominating and Corporate Governance Committee: Mr. Tang, as chair, and Mr. Beck and Dr. Remington as members.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: June 15, 2006	/s/ Barry D. Quart
Barry D. Quart
Chief Executive Officer